                                                                  EXHIBIT 10.6.2


                           INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT ("Agreement") dated this 18th day of April, 1994, is made and entered into by and among JONES SPACELINK, LTD., a Colorado corporation (the "Indemnitor"), John C. Amman and Richard Henderson (each an "Indemnitee").


                                   Recitals:

         A. Each Indemnitee is serving as a director of the Indemnitor and the Indemnitor may indemnify each Indemnitee against certain claims and proceedings and may, but is not obligated to, advance Expenses (defined below) on behalf of each Indemnitee in connection with such claims and proceedings as set forth in the Articles of Incorporation of the Indemnitor.

         B. Each Indemnitee is willing to continue to serve and to take on additional service for or on behalf of Indemnitor on the condition that they be indemnified against certain claims and proceedings as set forth herein and that the Indemnitor agrees to advance Expenses on behalf of each Indemnitee pursuant to the terms of this Agreement.


                                   Agreement

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Indemnitor and Indemnitee do hereby covenant and agree as follows:

         1.      Definitions. For purposes of this Agreement:

                 (a) "Director Status" means (i) service by Indemnitee as a director of the Indemnitor, and (ii) all actions taken by such person in such capacity.

                 (b) "Disinterested Director" means a director of the Indemnitor who is not and was not a party to the Proceeding in respect of which indemnification is sought by an Indemnitee.

                 (c) "Effective Date" means the date on which an Indemnitee first had Director Status.

                 (d) "Expenses" shall include all reasonable attorneys fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                 (e) "Official Capacity" means the office of a director of Indemnitor. Official Capacity does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust, other enterprise, or employee benefit plan.

                 (f) "Proceeding" includes any actual or threatened action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, whether or not initiated prior to the Effective Date.

         2. Agreement to Serve. Each Indemnitee agrees to continue to serve as a director of the Indemnitor until the next annual meeting of the shareholders of Indemnitor, or until his successor is duly elected and qualified. Each Indemnitee may at any time and for any reason resign from such position. The obligations of Indemnitor and the rights of Indemnitee under this Agreement shall survive the resignation or other termination of each Indemnitee as a director.

         3. Rights to Indemnification. The Indemnitor shall defend, protect, indemnify and hold harmless each Indemnitee to the fullest extent permitted by the Indemnitor's Articles of Incorporation and applicable law against all liability incurred in any Proceeding to which an Indemnitee is made (or threatened to be made) a party because of Director Status if:

                 (a)      He conducted himself in good faith;

                 (b) He reasonably believed (i) in the case of conduct in his Official Capacity with Indemnitor, that his conduct was in Indemnitor's best interests; or (ii) in all other cases, that his conduct was at least not opposed to Indemnitor's best interests; and

                 (c) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         4. Summary of Indemnification Rights. The rights of indemnification of each Indemnitee under paragraph 3 hereof shall include the following:

                 (a) In the event Indemnitee by reason of his Director Status is made, or threatened to be made, a party to any Proceeding, Indemnitor, at its expense, shall provide Indemnitee with a defense in such Proceeding through legal counsel reasonably acceptable to Indemnitee. The legal counsel provided by Indemnitor may also be legal counsel to Indemnitor in the Proceeding provided that Indemnitee consents and such joint representation would not constitute a conflict of interest on the part of such legal counsel. If legal counsel representing the Indemnitor is unable to represent the Indemnitee or if Indemnitee desires independent counsel, Indemnitee shall have the right to such counsel which will be provided at the expense of Indemnitor.

                 (b) Indemnitor shall promptly pay when due all Expenses incurred by an Indemnitee in any Proceeding in which he is named or threatened to be named a party as a result of his Director Status.

                 (c) Indemnitor shall pay on behalf of Indemnitee, prior to enforcement thereof, all judgments, penalties, fines and settlement amounts in connection with any Proceeding relating to or arising out of an Indemnitee's Director Status.

                 (d) Indemnitor shall reimburse Indemnitee promptly for any other losses incurred by Indemnitee in any Proceeding as a result of his Director Status.

         5.      Indemnification Procedure.

                 (a) To obtain indemnification under this Agreement, an Indemnitee shall submit to the Indemnitor a written request, including therein or therewith such documentation and information as is reasonably available to such Indemnitee and is reasonably necessary to determine whether and to what extent such Indemnitee is entitled to indemnification. The request for indemnification shall include a statement by the Indemnitee of his good faith belief that he has satisfied the standard of conduct for indemnification set forth in paragraph 3 hereof in connection with the Proceeding for which indemnification is sought. If the request is for the payment of Expenses in advance, the request shall also contain a personal undertaking from Indemnitee that he will repay all such advances if it is subsequently determined he did
not meet the standard of conduct set forth in paragraph 3 hereof.   The
Secretary of the Indemnitor shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of the Indemnitor in writing that an Indemnitee has requested indemnification.

                 (b) The determination that Indemnitee has satisfied the standard of conduct for indemnification set forth in paragraph 3 hereof shall be made within twenty (20) days after Indemnitor's receipt of the request by:
(A) the Board of Directors of the Indemnitor by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Indemnitor's Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by written opinion from independent legal counsel selected by a majority vote of the Disinterested Directors or, if there are not two or more Disinterested Directors, by a majority vote of the full Board of Directors of Indemnitor. If it is so determined that an Indemnitee has satisfied the standard of conduct for indemnification set forth in paragraph 3 hereof, payment to such Indemnitee shall be made within ten (10) days after such determination. Each Indemnitee shall cooperate with the person, persons or entity making such determination with respect to such Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to such Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys fees and disbursements) incurred by such Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Indemnitor (irrespective of the determination as to such Indemnitee's entitlement to indemnification) and the Indemnitor hereby indemnifies and agrees to hold each Indemnitee harmless therefrom.

                 (c) To the maximum extent permitted by law, actions taken by an Indemnitee on advice of independent counsel and/or an independent investment banking firm shall be presumed to have met the standard of conduct for indemnification set forth in paragraph 3 hereof.

                 (d) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself be determinative that such Indemnitee did not satisfy the standard of conduct for indemnification set forth in paragraph 3 hereof.

         6. Payment of Witness Expenses. In addition to its indemnification obligations under paragraph 3 hereof, Indemnitor shall pay when due all Expenses incurred by an Indemnitee as a witness as a result of his Director Status in any Proceeding in which he is not a party.

         7.      Remedies of Indemnitee.

                 (a) In the event that: (i) a determination is made by Indemnitor that an Indemnitee is not entitled to indemnification under this Agreement; or (ii) Indemnitor fails to act within the time period specified in paragraph 5 hereof or advancement of Expenses is not timely made pursuant to this Agreement; such Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Colorado, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In making such adjudication, the court shall not be bound by any adverse determination under paragraph 5(b) hereof and shall interpret this Agreement to provide the Indemnitee with the maximum indemnification permitted by law. The Indemnitor shall not oppose any Indemnitee's right to seek any such adjudication.

                 (b) If a determination shall have been made pursuant to paragraph 5 of this Agreement that an Indemnitee is entitled to indemnification, the Indemnitor shall be bound by such determination in any judicial proceeding commenced by Indemnitee to enforce his right to indemnification unless the determination has been set aside (following notice to the Indemnitee) by the same individual or group making the initial determination and such individual or group certifies it has changed its determination based on material facts not known at the time of the initial determination and subsequently discovered by Indemnitor.

                 (c) In the event that an Indemnitee seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, such Indemnitee, if such Indemnitee obtains a judicial adjudication that he is entitled to indemnification hereunder, shall be entitled to recover from the Indemnitor, and shall be indemnified by the Indemnitor against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication.

         8.      Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

                 (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other right to which an Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation of the Indemnitor, the Bylaws of the Indemnitor, any agreement, a vote of shareholders or a resolution of directors of the Indemnitor, or otherwise.

                 (b) The Indemnitor shall continue its present liability insurance for the duration of this Agreement covering each Indemnitee in his Director Status to the maximum extent of the coverage available for any director, officer, employee or agent of Indemnitor under such policy or policies.

                 (c) In the event of any payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of an Indemnitee against any insurer or other third party.

                 (d) The Indemnitor shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that an Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

                 (e) The Indemnitor may, to the full extent authorized by law, create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and other similar arrangements) to ensure the payment of such amounts as may become necessary to effect indemnification provided hereunder.

         9. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) the expiration of all statutes of limitation applicable to any actions taken by

Indemnitee in his Director Status; or (b) the final termination of all pending Proceedings in respect of which an Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by an Indemnitee pursuant to this Agreement relating thereto. This Agreement shall be binding upon the Indemnitor and its successors and assigns, and shall inure to the benefit of each Indemnitee and his heirs, executors and administrators. In addition, the Indemnitor hereby agrees that, in the event of the sale of all or substantially all of the assets of Indemnitor to Jones Intercable, Inc., the Indemnitor shall cause Jones Intercable, Inc. to assume in writing all of the Indemnitor's duties and obligations hereunder.

         10. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

         12. Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         13. Amendment and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         14. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; or (ii) mailed by certified mail, return receipt requested, with postage prepaid, on the third business day after the date on which it is so mailed:

                 (a) If to an Indemnitee, to the address set forth immediately following such Indemnitee's signature below;

                 (b)      If to the Indemnitor, to: 9697 E. Mineral
Avenue, Englewood, Colorado 80112, Attention: Vice President/General Counsel;

or to such other address as may have been furnished to each Indemnitee by the Indemnitor or to the Indemnitor by an Indemnitee, as the case may be.

         15. Governing Law. The parties agree that this Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Colorado.

         16. Gender. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        "INDEMNITOR"

                                        JONES SPACELINK, LTD., a Colorado
                                        corporation



                                        By: /s/ ELIZABETH STEELE
                                        Name: Elizabeth Steele
                                        Title: Vice President


                                        "INDEMNITEE"



                                        /s/ JOHN C. AMMAN
                                        John C. Amman
                                        1050 17th Street, Suite 1750
                                        Denver, Colorado 80265
                                        and
                                        5175 Bow-Mar Drive
                                        Littleton, Colorado 80123



                                        /s/ RICHARD HENDERSON
                                        Richard Henderson
                                        The Realty Investment Company
                                        345 Kekuanaoa Street
                                        Hilo, Hawaii 96721